UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 10, 2022

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.
 (Exact name of registrant as specified in its charter)

Delaware	001-41048	86-2581754
(State or other jurisdiction of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

6100 Southwest Boulevard, Suite 320
Fort Worth, TX 76109
(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (817) 737-5885

Not applicable
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Units, each consisting of one share of Class A common stock, par value $0.0001 per share, and one-half of one redeemable warrant	IRRXU	The New York Stock Exchange
Class A common stock, par value $0.0001	IRRX	The New York Stock Exchange
Warrants	IRRXW	The New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter). Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01	Other Events.

On November 10, 2022, Integrated Rail and Resources Acquisition Corp. (the “Company”) announced, in accordance with Section 2(d) of its Investment Management Trust Agreement with American Stock Transfer & Trust Company, dated as of November 11, 2021 (the “Trust Agreement”), that at least five days prior to November 15, 2022, the Company received notice from the Company’s insiders that the insiders intend to extend the Applicable Deadline pursuant to Section 1(j) of the Trust Agreement. Accordingly, the Company determined to cancel its special meeting of stockholders that was scheduled for November 15, 2022 and to withdraw from consideration by the stockholders of the Company the proposals set forth in the Company’s Definitive Proxy Statement on Schedule 14A filed with the Securities and Exchange Commission on October 27, 2022.

On November 10, 2022, the Company issued a press release announcing the Company’s intention with respect to the extension. A copy of the press release is attached as Exhibit 99.1 hereto and is incorporated by reference into this Item 8.01.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits

The following exhibit is attached to this Current Report on Form 8-K:

Exhibit No.	Exhibit Title or Description
99.1	Press Release dated November 10, 2022
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INTEGRATED RAIL AND RESOURCES ACQUISITION CORP.

Dated: November 10, 2022	By:	/s/ Mark A. Michel
	Name:	Mark A. Michel
	Title:	President and Chief Operating Officer